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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF UNOCAL CORPORATION
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                 Name of Company (a)                            Organized under Law of
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
      Union Oil Company of California, dba "UNOCAL"                   California
        Molycorp, Inc.                                                Delaware
        Philippine Geothermal, Inc.                                   California
        Spirit Energy Management, L.L.C.                              Delaware
          Spirit Energy 76 Development, L.P. (b)                      Delaware
            Spirit Energy 76 Investment, L.L.C.                       Delaware
        Unocal Foreign Investments Inc.                               Delaware
        Unocal Geothermal of Indonesia, Ltd.                          Bermuda
        Unocal International Corporation                              Nevada
          Occidental Exploration of Bangladesh, Ltd. (c)              Bermuda
          Unocal Bangladesh Exploration, Ltd. (d)                     Bermuda
          Unocal Canada Limited                                       Alberta
            Cal Ven Limited                                           Alberta
            Northrock Resources Ltd. (e)                              Alberta
              Northrock Energy Ltd.                                   Alberta
              Northrock Resources (f)                                 Alberta
              Paragon Petroleum Corporation                           Alberta
            Unocal Canada Alberta Hub Limited                         Alberta
            Unocal Canada International Company                       Nova Scotia
          Unocal Ganal, Ltd. (g)                                      Bermuda
          Unocal Global Ventures, Ltd. (h)                            Bermuda
            Occidental of Bangladesh Ltd.                             Bermuda
              Unocal Bangladesh, Ltd.                                 Bermuda
            Unocal Myanmar Offshore Co., Ltd.                         Bermuda
            Unocal Asia-Pacific Ventures, Ltd.                        Bermuda
          Unocal Indonesia, Ltd.                                      Bermuda
            Unocal Indonesia Company (i)                              Bermuda
          Unocal Khazar Holdings, Ltd. (j)                            Bermuda
            Unocal Khazar, Ltd. (k)                                   Bermuda
          Unocal Makassar, Ltd. (l)                                   Bermuda
          Unocal Netherlands B.V.                                     Netherlands
          Unocal Rapak, Ltd. (m)                                      Bermuda
          Unocal Thailand, Ltd. (n)                                   Bermuda
        Unocal Pipeline Company                                       California
      Unocal Capital Trust                                            Delaware
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                                                        (Footnotes on following page.)
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(a)   The indented companies are subsidiaries of Union Oil
      Company of California.  Except as indicated, each entity
      is owned 100 percent by the entity under which it is
      indented.  The names of approximately 250 subsidiaries are omitted inasmuch as such subsidiaries, considered in the
      aggregate as a single subsidiary, would not constitute a
      significant subsidiary.

(b)   100 percent of the general partnership interest
      (approximately 55 percent of the initial capital) is owned by Spirit Energy Management, L.L.C.

(c) Owned 95 percent by Unocal International Corporation and 5 percent by Unocal Foreign Investments Inc.

(d) Owned 97 percent by Unocal International Corporation and 3 percent by Unocal Foreign Investments Inc.

(e) Owned 98.79 percent by Unocal Canada Limited, .85 percent by Unocal Canada Alberta Hub Limited, and .36 percent by
      Cal Ven Limited.

(f)   A general partnership owned 73.15 percent by Northrock
      Resources Ltd., 20.52 percent by Paragon Petroleum
      Corporation, and 6.33 percent by Northrock Energy Ltd.

(g) Owned 94.49 percent by Unocal International Corporation and 5.51percent by Unocal Foreign Investments Inc.

(h) Owned 88.89 percent by Unocal International Corporation and 11.11 percent by Unocal Foreign Investments Inc.

(i)   A general partnership owned 53.13 percent by Unocal
      Indonesia, Ltd., and 46.87 percent by Unocal Canada
      International Company.

(j) Owned 65.04 percent by Unocal International Corporation and 34.96 percent by Unocal Foreign Investments Inc.

(k) Owned 65 percent by Unocal Khazar Holdings, Ltd., and 35 percent by Unocal Global Ventures, Ltd.

(l) Owned 94.49 percent by Unocal International Corporation and 5.51percent by Unocal Foreign Investments Inc.

(m) Owned 95 percent by Unocal International Corporation and 5 percent by Unocal Foreign Investments Inc.

(n) Owned 79.68 percent by Unocal International Corporation and 20.32 percent by Unocal Canada International
      Corporation.

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